Acquisition of FDS Amplicare Expands Omnicell’s EnlivenHealth Solutions Platform July 26, 2021

Safe Harbor Statement 2 This presentation contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing of the consummation of the acquisition, the expected benefits of the acquisition of the FDS Amplicare business, including on Omnicell’s non-GAAP earnings per share, the impact of the acquisition on Omnicell’s products and services and the capabilities of the products and services of the Fleming business. There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including: difficulties encountered in closing and integrating the acquired business, including regulatory review, technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic (and emergence of variant strains of the virus), and other industry or economic conditions outside of Omnicell’s control. Additional information on potential factors that could affect Omnicell’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is on file with the U.S. Securities and Exchange Commission and Omnicell’s other filings with the SEC. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. © 2021 Omnicell, Inc. Content is confidential and proprietary

Compelling Strategic Benefits 3 • Advanced digital solutions, data analytics tools and automation capabilities optimize retail pharmacy workflows • Frees up pharmacists to practice at the top of their license, provide high value, revenue-generating services • The acquisition is expected to be accretive to Omnicell non-GAAP EBITDA and non- GAAP EPS Extension of Autonomous Pharmacy Vision Strengthens EnlivenHealth’s Advanced Digital Technology Solutions for Retail Pharmacies and Health Plans High Growth, SaaS, Recurring Service Revenue Business © 2021 Omnicell, Inc. Content is confidential and proprietary. • Proven financial, analytics and population health solutions complement EnlivenHealth’s patient engagement offering • Supports pharmacy growth and profitability, expansion and billing of new clinical services

FDS Amplicare Business at a Glance

Company Profile

Based in Ft. Worth, TX. Provides SaaS solutions to help retail pharmacies grow profitably through proven financial, analytics and population health solutions

Network of 15,000+ pharmacies with strong, consistent revenue growth and established channel partnerships; further expands hospital outpatient pharmacy market for EnlivenHealth™

SaaS Solutions TAM expansion opportunity

Financial Platform

Improves pharmacy cash flow and profitability by monitoring and reconciling third-party collections and remittances for all Rx claims. Efficiently manages collection and distribution of payments to pharmacies. Medical billing capabilities are key to expanding pharmacy's role in healthcare.

Advanced Analytics

Delivers critical insights for pharmacies to better understand profitability, patient adherence and payer performance. Helps pharmacies drive growth by prioritizing and acting on profitability opportunities. Drives patient retention and increases quality scores by strengthening adherence.

In-Workflow Integration

Provides in-workflow alerting in the Pharmacy Management System (PMS) to ensure appropriate, timely and completed clinical interventions. Automation drives measurable efficiencies for pharmacies. Enables in-workflow alerts for EnlivenHealth solutions, including for health plan programs.

Medicare Plan Reviews

Innovative Medicare plan comparison tool with established patient enrollment portal. Improves patient engagement and retention while boosting profitability.

© 2021 Omnicell, Inc. Content is confidential and proprietary.

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Transformation of Pharmacy The COVID-19 pandemic accelerated major trends such as the digitization of care delivery and the growing role of retail pharmacy as an essential destination for trusted, accessible healthcare services. With this acquisition, Omnicell and its EnlivenHealth™ division are even better positioned to lead these major healthcare trends. © 2021 Omnicell, Inc. Content is confidential and proprietary. 5 Macro Trends Primary care provider shortages yield innovative quality and practice models Pharmacies provide the broadest access as a trusted, lower cost site of care System weaknesses shown by COVID-19 and limited access to care Increased consumerization of healthcare

Directly Strengthens Key Autonomous Pharmacy Pillars Safety Efficiency ComplianceFinancial People Automated workflow and optimized processes free up pharmacists to spend more time keeping patients healthy, happy and safe Automates manual, repetitive pharmacy tasks, saving pharmacists’ time Enables compliant medical billing capabilities for enhanced pharmacy care Improves cash flow, visibility and profitability and enables billing of new high value clinical services Advances our mission to empower pharmacists to practice at the top of their license © 2021 Omnicell, Inc. Content is confidential and proprietary. 6 FDS Amplicare

Transaction Overview 7 $177 million in cash, subject to customary adjustments Cash on hand Transaction Consideration Earnings Impact and Returns Sources of Financing High growth SaaS revenue business with attractive return profile Expected to be immediately accretive upon closing to Non-GAAP EBITDA and Non-GAAP EPS Expected Closing Timetable Transaction expected to close in second half of 2021, subject to regulatory approvals and customary closing conditions © 2021 Omnicell, Inc. Content is confidential and proprietary.